Exhibit 99
                   The CIT Group Securitization Corporation II
          Manufactured Housing Contract Senior/Subordinate Certificate
                                  Series 1995-1
    For the Period February 23, 1995 (Date of Inception) to December 31, 1995


1. Aggregate Principal & Interest Received on Loans             19,790,946.85

2. Aggregate Amount of Liquidation Proceeds                        311,505.10

3. Aggregate Net Servicer Advances                               1,055,178.25

4. Investment Earnings on Amounts in the Prefunding Account        194,226.33

5. Aggregate Servicing Fees                                      1,327,549.91

6. Aggregate Distribution made in respect of Interest

    (a) Class A-1 @ 7.70%                                        2,639,007.41
    (b) Class A-2 @ 8.05%                                        2,091,698.62
    (c) Class A-3 @ 8.40%                                        2,654,806.00
    (d) Class A-4 @ 8.95%                                          813,853.37
    (e) Class A-5 @ 9.05%                                          874,380.87
                                                              ---------------
           Total Interest Distribution                           9,073,746.27


7. Aggregate Distribution made in respect of Principal

    (a) Class A-1                                                8,430,687.77
    (b) Class A-2                                                          --
    (c) Class A-3                                                          --
    (d) Class A-4                                                          --
    (e) Class A-5                                                          --
                                                              ---------------
           Total Principal Distribution                          8,430,687.77

8. Aggregate Amounts to Class R distribution                     2,519,872.58



Delinquency Information at 12/31/95                    Amount            Number
- -----------------------------------                    ------            ------
     (a) 31-59 Days                                 4,429,681.03          123
     (b) 60 Days or more                            3,146,166.53           87


Repossession Inventory at 12/31/95                  1,137,410.63           32

Contracts Liquidated in 1995                           96,925.39           13